SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 21, 2003

UNITED AUTO GROUP, INC. (Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-12297 (Commission File Number)	22-3086739 (IRS Employer Identification Number)

2555 Telegraph Rd Bloomfield Hills, MI (Address of Principal Executive Offices)		48302-0954 (Including Zip Code)

248-648-2500 (Registrant’s Telephone Number, Including Area Code)

SIGNATURES
EXHIBIT INDEX
Press Release dated October 21, 2003

Item 5. Other Events

     On October 21, 2003, United Auto Group issued a press release announcing the anticipated payment of a dividend in the amount of $0.10 per share on December 1, 2003 to holders of record as of November 10, 2003, as more fully discussed in the press release attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7. Financial Statements and Exhibits

Exhibit 99.1 - Press Release dated October 21, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 21, 2003	United Auto Group, Inc.

	By:	/s/ Robert H. Kurnick, Jr. Robert H. Kurnick, Jr. Executive Vice President

EXHIBIT INDEX

Exhibit 99.1	Press Release dated October 21, 2003